UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 5, 2015

Planar Systems, Inc.

(Exact name of registrant as specified in its charter)

Oregon	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(Address of principal executive offices, including zip code)

(503) 748-1100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 5, 2015, Planar Systems, Inc., Clarity, a division of Planar Systems, Inc., Planar China LLC and Planar Taiwan LLC (collectively, the “Company”) entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (“SVB”). The Amendment modifies the original Loan and Security Agreement dated as of November 21, 2013 between the Company and SVB (the “Credit Agreement”). The Amendment increases the Company’s borrowing capacity under the Credit Agreement from $12 million to $14 million and extends the term of the Credit Agreement for an additional two year term, expiring on August 5, 2017.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

On August 6, 2015, Planar Systems, Inc. (the “Company”) issued a press release announcing its financial and operating results for the quarter ended June 26, 2015, and its expectations regarding certain financial results for the fourth quarter and for the full 2015 fiscal year (the “Earnings Release”). The Earnings Release contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from the forward-looking statements. The Earnings Release is furnished herewith as Exhibit 99.1 to this Report and shall not be deemed filed for purposes of Section 18 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished as part of this report:

Exhibit	Description

10.1	First Amendment to Loan and Security Agreement dated August 5, 2015 by and between Silicon Valley Bank; Planar Systems, Inc.; Clarity, a Division of Planar Systems, Inc.; Planar China LLC and Planar Taiwan LLC

99.1	Press Release of Planar Systems, Inc. dated August 6, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANAR SYSTEMS, INC. (Registrant)

By:	/s/ STEPHEN M. GOING
Stephen M. Going
Senior Vice President, General Counsel and Secretary

Date: August 6, 2015